UNITED STATES
SECURITIES AND EXCHANGE  COMMISSION

Washington , D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2016

GLOBAL TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-202164

Delaware	47-1685128
(State of Incorporation)	(I.R.S. Employer Identification No.)

535 Fifth Avenue, 24th Floor New York, New York	10017
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (917) 930-8118

Maale Amos 40, Maale Amos, Israel 90966

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On September 14, 2016, Avalon Healthcare System, Inc. (the “Purchaser”) entered into a stock purchase agreement (the "Agreement") to acquire 6,000,000 shares of restricted common stock (the “Shares”) of Global Technologies Corp. (the "Company") owned by Yair Gutman for a purchase price of $230,000. Upon purchase of the Shares, the Purchaser will beneficially own approximately 85.71% of the voting securities of the Company as of September 14, 2016. The Purchaser subsequently assigned the Shares to its three shareholders resulting in Daniel Lu receiving 3,600,000 shares, David Jin receiving 1,800,000 shares and Meng Li receiving 600,000 shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with entry into the Agreement, Mr. Gutman resigned as the Company's sole executive officer and director effective as of the September 14, 2016 and the Company appointed David Jin as the Chief Executive Officer and director of the Company.

Dr. David Jin, MD, PhD, a director and Chief Executive Officer of the Company.  From 2009 to 2016, Mr. Jin has served as the Chief Medical Officer of BioTime, Inc. (NYSE MKT: BTX), a clinical stage regenerative medicine company with a focus on pluripotent stem cell technology.  Dr. Jin also acts as a senior translational clinician-scientist at the Howard Hughes Medical Institute and the Ansary Stem Cell Center at Weill Cornell Medical College of Cornell University. Prior to his current endeavors, Dr. Jin was Chief Consultant/Advisor for various biotech/pharmaceutical companies regarding hematology, oncology, immunotherapy and stem cell-based technology development. Dr. Jin has been Principle Investigator in more than 15 pre-clinical and clinical trials, as well as author/co-author of over 80 peer-reviewed scientific abstracts, articles, reviews, and book chapters. Dr. Jin studied medicine at SUNY Downstate College of Medicine in Brooklyn, NY.   He received his clinical training and subsequent faculty tenure at the New York-Presbyterian Hospital (the teaching hospital for both Cornell and Columbia Universities) in the areas of internal medicine, hematology, and clinical oncology. He was honored as Top Chief Medical Officer by ExecRank in 2012, as well as recognized as Leading Physicians of the World in 2015.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Technologies Corp.

Date: September 16, 2016	By:	/s/ David Jin
David Jin
Chief Executive Officer